Exhibit 10.25
SUBLEASE AGREEMENT AMENDMENT
(FORT LAUDERDALE)
     THIS SUBLEASE AGREEMENT AMENDMENT (“Amendment”) is made effective as of the 31st day of January 2006 by and between ECI TELECOM INC., a Delaware corporation (“Sublandlord”) and VERAZ NETWORKS, INC. (“Subtenant”) and amends that certain Sublease Agreement by and between Sublandlord and Subtenant entered in as of the 31st day of August 2004 (“Sublease”).
RECITALS
A. Pursuant to the Sublease, Subtenant leased from Sublandlord certain space located 1201 West Cypress Creek Road, Fort Lauderdale, Florida 33309 (“Building”).
B. Subtenant and Sublandlord now wish to amend the Sublease to allow Subtenant to lease from Sublandlord an additional 652 square feet of space located in the Building as more fully described hereinafter (hereinafter referred to as the “Additional Space”).
C. Nothing herein contained shall be deemed to reduce and/or diminish the Sublessee’s obligations or duties as to the Subleased Premises as originally set forth in the Sublease as this Amendment merely adds space to the Sublease.
SUBLEASE AGREEMENT
     NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:
1. Section 1 of the Sublease shall be amended to read as follows:
Subleased Premises. Subject to the terms and conditions set forth in this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby takes from Sublandlord, that certain portion of the Master Premises containing approximately 4,931 square feet of rentable area being more particularly shown in cross-hatching on the floor plan attached hereto in Exhibit A (hereinafter referred to as the “Subleased Premises”). For the avoidance of doubt, both parties agree that this will be the only space subject to the Sublease and that all warehouse space which may or may not have been provided under the Sublease from time to time prior to the date of this Amendment to the Sublease shall be deemed fully returned to the Sublandlord with no further obligations from the Subtenant.
2. Section 2(a) of the Sublease shall be amended to read as follows:
Term. The term of the Sublease for the Additional Space only (the “Term”) shall commence on February 1, 2006 (the “Commencement Date”) and shall terminate on January 31, 2007, provided, however, that Subtenant shall have the option to extend the Sublease for the Additional Space for additional one (1) year periods (“Extension Periods”) by providing written notice thereof to Sublandlord; provided, further, that no Extension Periods shall be deemed to extend the sublease beyond the term of the Prime Lease, including any and all option periods exercised by the Sublandlord; and (2) with respect to the space originally leased under the Sublease, with the expiration of the Prime Lease, including, any and all option periods exercised by Sublandlord

1.

unless otherwise sooner terminated in accordance with the provision of this Sublease (each of which shall be referred to as an “Expiration Date”).
3. The first paragraph of Section 3(a) of the Sublease shall be amended to read as follows:
Minimum Rent. During the term of the Sublease, as amended by this Amendment, Subtenant shall pay to Sublandlord a monthly full service rent (“Rent” for the subleased Premises, without set-off, deduction or demand, in the amounts as detailed below. The rent shall be inclusive of all electric, janitorial, building maintenance and all-pass-through obligations under the Lease including but not limited to Common Area Maintenance (“CAM”) and Real Estate Taxes. The Rent shall increase at annual adjustments of three percent (3%) for the year preceding said anniversary, plus applicable sales tax thereon.
Monthly Rent Charges

		With
		additional
Period	Original Space	space	Total
Feb 1, 2006 - Sep 30, 2006	$9,785.00	$720.00	$10,505.00
Oct 1, 2006 - Sep 30, 2007	$10,078.55	$741.60	$10,820.15
Oct 1, 2007 - March 31, 2008*	$10,380.91	$763.85	$11,144.75
April 1, 2008 - Sep 30, 2008	$10,380.91	$763.85	$11,144.75
Oct 1, 2008 - Sep 30, 2009	$10,692.33	$786.76	$11,479.10
Oct 1, 2009 - Sep 30, 2010	$11,013.10	$810.37	$11,823.47
Oct 1, 2010 - Sep 30, 2011**	$11,343.50	$834.68	$12,178.17

*	Sublease will terminate on 3/31/08 if ECI exercises its right to terminate prime lease.

**	This represents end of lease term.
     IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Amendment to be executed on their behalf by their duly authorized representatives as of the day and year first above written.

SUBLANDLORD:

ECI TELECOM, INC.
a Delaware Corporation

Signature:	/s/ Paul Ellett
Printed Name:	Paul Ellett
Title:	General manager
Date:	02-23-06

2.

SUBTENANT:

VERAZ NETWORKS, INC.
a Delaware Corporation

Signature:	/s/ Al Wood
Printed Name:	Al Wood
Title:	CEO
Date:	2/28/06

3.

Exhibit A
Rentable Area

CONF.
OFFICE
OPEN OFFICE
MEDIA CENTER
L.A.N.
COPY/FAX

4,931 SF – Subleased Premises

652 SF – Additional Space